Exhibit 10.1

AMENDMENT TO THE INPIXON 2018 EMPLOYEE STOCK INCENTIVE PLAN

This Amendment (the “Amendment”) to the Inpixon 2018 Employee Stock Incentive Plan, as amended (the “Plan”) is made pursuant to Section 12 of the Plan. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

WHEREAS, the Plan was approved and adopted by the board of directors (the “Board”) of Inpixon (the “Company”) on January 4, 2018 and approved by the stockholders of the Company on February 2, 2018;

WHEREAS, Section 12.2 of the Plan provides that the Board may modify or amend the Plan in whole or in part and from time to time in such respects as it deems advisable;

WHEREAS, the Board has determined that it is in the best interest of the Company and its stockholders to amend the Plan as set forth below; and

WHEREAS, the stockholders of the Company approved this Amendment on November 28, 2022.

NOW THEREFORE, the Plan is amended as follows:

1. Section 4.3.1(A). Section 4.3.1(A) is hereby amended and restated with the following:

“4.3. Exercise of Stock Options.

4.3.1. Subject to the provisions in this Section 4.3 and in Section 10, Stock Options may be exercised in whole or in part. The Committee, in its absolute discretion, shall determine the time or times at which any Stock Option granted under the Plan may be exercised; provided, however, that each Stock Option:

(A) shall be exercisable by a participant only if such participant was an Eligible Person (and in the case of an Incentive Stock Option, was an employee or salaried officer of the Company or any of its Subsidiaries) at all times beginning from the date of the grant of the Incentive Stock Option to a date not more than three months (except as otherwise provided in Section 4.4 and Section 9) before exercise of such Stock Option;”

2. Section 4.4. Section 4.4 is hereby amended and restated with the following:

Termination of Service.

In the event that the service of an individual to whom a Stock Option has been granted under the Plan shall terminate (otherwise than by reason of such individual’s death or total disability, or for cause), such option may be exercised (if and to the extent that such individual was entitled to do so at the date of termination of such individual’s service) at any time within three months after such termination (unless such individual and the Committee agree to extend such period beyond three months), but in no event after the expiration of the term of the option. No option granted under the Plan may be exercised by a participant following termination of such participant’s employment for cause. “Termination for cause” shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violations), fraud, misconduct or disclosure of confidential information. If the service of an individual to whom a Stock Option has been granted under the Plan shall be suspended pending an investigation of whether or not the individual shall be terminated for cause, all of the individuals rights under any option granted hereunder likewise shall be suspended during the period of investigation.”

3. Section 4.5. Section 4.5 is hereby amended and restated with the following:

“Death or Total Disability of a Stock Option Holder.

In the event of the death or total disability of an individual to whom a Stock Option has been granted under the Plan (i) while serving as an Eligible Person; or (ii) within three months after the termination of such service (or within the additional time period agreed upon by the individual and the Committee pursuant to Section 4.4), other than for cause, such option may be exercised (if and to the extent that the deceased individual was entitled to do so at the date of such individual’s death or total disability) by a legatee or legatees of such participant under such individual’s last will and testament or by such individual’s personal representatives or distributees, at any time within twelve months after such individual’s death or total disability, but in no event after the expiration of the term of the option.”

4. In all other respects, the terms and conditions of the Plan shall remain the same.

[Signature page follows]

IN WITNESS WHEREOF, the Company has adopted this Amendment, effective as of the 28th day of November, 2022.

INPIXON

By:	/s/ Nadir Ali
Name:	Nadir Ali
Title:	Chief Executive Officer

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